Exhibit 99.1

PILGRIM'S PRIDE CORPORATION
PENSION AND OTHER POSTRETIREMENT BENEFITS
(Information provided as of March 30, 2014 and for the thirteen weeks then ended has not been audited)

Defined Benefit Plans Obligations and Assets

     The following tables provide reconciliations of the changes in the plans’ projected benefit obligations and fair value of assets as well as statements of the funded status, balance sheet reporting and economic assumptions for these plans:

	Thirteen Weeks Ended March 30, 2014
	Pension Benefits	Other Benefits
Change in projected benefit obligation:	(In thousands)
Projected benefit obligation, December 29, 2013	$170,030	$1,705
Service cost	—	—
Interest cost	2,026	20
Actuarial losses (gains)	9,017	52
Benefits paid	(3,603)	(37)
Projected benefit obligation, March 30, 2014	$177,470	$1,740

	Thirteen Weeks Ended March 30, 2014
	Pension Benefits	Other Benefits
Change in plan assets:	(In thousands)
Fair value of plan assets, December 29, 2013	$108,496	$—
Actual return on plan assets	1,353	—
Contributions by employer	1,529	37
Benefits paid	(3,603)	(37)
Fair value of plan assets, March 30, 2014	$107,775	$—

	March 30, 2014		December 29, 2013
	Pension Benefits	Other Benefits	Pension Benefits	Other Benefits
Funded status:	(In thousands)
Fair value of plan assets	$107,775	$—	$108,496	$—
Benefit obligations	(177,470)	(1,740)	(170,030)	(1,705)
Funded status of plans	$(69,695)	$(1,740)	$(61,534)	$(1,705)

	March 30, 2014		December 29, 2013
	Pension Benefits	Other Benefits	Pension Benefits	Other Benefits
Amounts recognized in the consolidated
balance sheet at the end of period:	(In thousands)
Current liabilities	$(10,560)	$(149)	$(9,146)	$(148)
Long-term liabilities	(59,135)	(1,591)	(52,388)	(1,557)
Recognized liabilities	$(69,695)	$(1,740)	$(61,534)	$(1,705)

	March 30, 2014		December 29, 2013
	Pension Benefits	Other Benefits	Pension Benefits	Other Benefits
Amounts recognized in accumulated other
comprehensive loss at end of period:	(In thousands)
Net actuarial loss (gain)	$26,201	$(74)	$16,957	$(126)

	March 30, 2014		December 29, 2013
	Pension Benefits	Other Benefits	Pension Benefits	Other Benefits
Economic assumptions:
Discount rate	4.58%	4.58%	4.95%	4.95%

     The accumulated benefit obligation for our defined benefit pension plans was $177.5 million and $170.0 million at March 30, 2014 and December 29, 2013, respectively. Each of our defined benefit pension plans had an accumulated benefit obligation that exceeded the fair value of plan assets at both March 30, 2014 and December 29, 2013.

Plan Assets

     The following table reflects the pension plans’ actual asset allocations:

	March 30, 2014	December 29, 2013
Cash and cash equivalents	—%	—%
Pooled separate accounts(a):
Equity funds	5%	8%
Fixed income funds	5%	3%
Common collective trust funds(a):
Equity funds	59%	60%
Fixed income funds	31%	29%
Total assets	100%	100%

(a)	Pooled separate accounts ("PSAs") and common collective trust funds ("CCTs") are two of the most common types of alternative vehicles in which benefit plans invest. These investments are pooled funds that look like mutual funds, but they are not registered with the Securities and Exchange Commission. Often times, they will be invested in mutual funds or other marketable securities, but the unit price generally will be different from the value of the underlying securities because the fund may also hold cash for liquidity purposes, and the fees imposed by the fund are deducted from the fund value rather than charged separately to investors. Some PSAs and CCTs have no restrictions as to their investment strategy and can invest in riskier investments, such as derivatives, hedge funds, private equity funds, or similar investments.

     Absent regulatory or statutory limitations, the target asset allocation for the investment of pension assets in the pooled separate accounts is 50% in each of fixed income securities and equity securities and the target asset allocation for the investment of pension assets in the common collective trust funds is 30% in fixed income securities and 70% in equity securities. The plans only invest in fixed income and equity instruments for which there is a ready public market. We develop our expected long-term rate of return assumptions based on the historical rates of returns for equity and fixed income securities of the type in which our plans invest.

     The fair value measurements of plan assets fell into the following levels of the fair value hierarchy:

	March 30, 2014				December 29, 2013
	Level 1(a)	Level 2(b)	Level 3(c)	Total	Level 1(a)	Level 2(b)	Level 3(c)	Total
	(In thousands)
Cash and cash equivalents	$21	$—	$—	$21	$275	$—	$—	$275
Pooled separate accounts:
Large U.S. equity funds(d)	—	3,467	—	3,467	—	4,828	—	4,828
Small/Mid U.S. equity funds(e)	—	874	—	874	—	1,192	—	1,192
International equity funds(f)	—	1,434	—	1,434	—	2,019	—	2,019
Fixed income funds(g)	—	5,703	—	5,703	—	3,442	—	3,442
Common collective trust funds:
Large U.S. equity funds	—	28,123	—	28,123	—	28,784	—	28,784
Small U.S. equity funds	—	16,483	—	16,483	—	16,937	—	16,937
International equity funds	—	18,824	—	18,824	—	19,420	—	19,420
Fixed income funds	—	32,846	—	32,846	—	31,599	—	31,599
Total assets	$21	$107,754	$—	$107,775	$275	$108,221	$—	$108,496

(a)	Unadjusted quoted prices in active markets for identical assets are used to determine fair value.

(b)	Quoted prices in active markets for similar assets and inputs that are observable for the asset are used to determine fair value.

(c)	Unobservable inputs, such as discounted cash flow models or valuations, are used to determine fair value.

(d)	This category is comprised of investment options that invest in stocks, or shares of ownership, in large, well-established U.S. companies. These investment options typically carry more risk than fixed income options but have the potential for higher returns over longer time periods.

(e)	This category is generally comprised of investment options that invest in stocks, or shares of ownership, in small to medium-sized U.S. companies. These investment options typically carry more risk than larger U.S. equity investment options but have the potential for higher returns.

(f)	This category is comprised of investment options that invest in stocks, or shares of ownership, in companies with their principal place of business or office outside of the U.S.

(g)	This category is comprised of investment options that invest in bonds, or debt of a company or government entity (including U.S. and non-U.S. entities). It may also include real estate investment options that directly own property. These investment options typically carry more risk than short-term fixed income investment options (including, for real estate investment options, liquidity risk), but less overall risk than equities.

     The valuation of plan assets in Level 2 is determined using a market approach based upon quoted prices for similar assets and liabilities in active markets, or other inputs that are observable for substantially the full term of the financial instrument.

Benefit Payments

     The following table reflects the benefits as of March 30, 2014 expected to be paid through 2023 from our pension and other postretirement plans. Because our pension plans are primarily funded plans, the anticipated benefits with respect to these plans will come primarily from the trusts established for these plans. Because our other postretirement plans are unfunded, the anticipated benefits with respect to these plans will come from our own assets.

	Pension Benefits	Other Benefits
	(In thousands)
2014 (remaining)	$9,602	$111
2015	12,231	151
2016	11,847	153
2017	11,487	154
2018	10,940	153
2019-2023	50,866	723
Total	$106,973	$1,445

     We anticipate contributing $7.6 million and $0.1 million to our pension and other postretirement plans, respectively, during the remainder of 2014.

Amounts Included in Accumulated Other Comprehensive Loss

     Pre-tax amounts included in accumulated other comprehensive loss that have not yet been recognized in net periodic benefit plan cost and the changes in those amounts are as follows:

	Thirteen Weeks Ended March 30, 2014
	Pension Benefits	Other Benefits
	(In thousands)
Net actuarial loss (gain), December 29, 2013	$16,957	$(126)
Amortization	(14)	—
Liability loss	9,017	52
Asset loss	241	—
Net actuarial loss (gain), March 30, 2014	$26,201	$(74)